UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 27, 2010, SuccessFactors, Inc. ("SuccessFactors") amended the Offer Letter (the "Original Offer Letter") dated August 28, 2007, by and between SuccessFactors and James Larson, SuccessFactors' Vice President of Global Enterprise and Mega Sales and a "named executive officer" (such amendment to the Original Offer Letter being hereinafter referred to as the "Amendment") to revise the vesting acceleration of stock options and other equity held by Mr. Larson should Mr. Larson's employment with SuccessFactors be terminated without Cause (as defined in the Amendment) prior to August 11, 2011. Under the Original Offer Letter, the vesting of Mr. Larson's stock options and other equity would have accelerated as to three months at such termination. Under the Amendment, the vesting of Mr. Larson's stock options and other equity will accelerate to the amount of stock options and other equity Mr. Larson would have vested through August 2, 2011.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Amended Offer Letter with James Larson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary Smith Hillary Smith General Counsel and Secretary

Date: May 27, 2010

EXHIBIT INDEX

Number	Description
10.1	Amended Offer Letter with James Larson.